                            SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               [Amendment No. __]

Filed by the Registrant  X
                       ---
Filed by a Party other than the Registrant
                                           ---
Check the appropriate box:

     Preliminary Proxy Statement
---
     Confidential, for Use of the Commission Only (as permitted by Rule --- 14a-6(e)(2))
 x   Definitive Proxy Statement
---
     Definitive Additional Materials
---
     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---
                                 ShoLodge, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 ShoLodge, Inc.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

 x   No fee required
---
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 1) --- Title of each class of securities to which transaction applies:
           ---------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
           ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
           ---------------------------------------------------------------------
     5)   Total fee paid:
           ---------------------------------------------------------------------

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of filing.
     1)   Amount Previously Paid:
                                  -----------------------------------
     2)   Form Schedule or Registration Statement No.:
                                                       --------------
     3)   Filing Party:
                        ---------------------------------------------
     4)   Date filed:
                      -----------------------------------------------

                         [ON SHOLODGE, INC. LETTERHEAD]





Dear Shareholder:

               It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ShoLodge, Inc. to be held at 9:00 a.m. local time on Friday, May 30, 1997 at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee.

                  You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement. At the meeting, holders of common stock will be asked to elect one director, Leon Moore, for a term of three years. Mr. Moore is president of the Company and has been a director of the Company since 1976. The Board of Directors recommends that you vote for the nominee.

                  Shareholders will also be asked to approve an amendment to the Company's 1991 Stock Option Plan to delete the requirement for members of the committee administering the Plan to be "disinterested," as defined by former SEC Rule 16b-3, and reducing the number of required members from three to two. The Board of Directors recommends that you vote in favor of the amendment.

                  We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your vote is important.

                  I look forward to seeing you on May 30, 1997.


                                            Sincerely,



                                           LEON MOORE
                                           President and Chief
                                           Executive Officer

                                 SHOLODGE, INC.
                              217 WEST MAIN STREET
                            GALLATIN, TENNESSEE 37066

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 1997
                                 ---------------


               Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ShoLodge, Inc. (the "Company") will be held at 9:00 a.m. Central Daylight Time on Friday, May 30, 1997, at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee, for the following purposes:

               (1) To elect one Class III director to hold his office for a term of three years and until his successor is elected and qualified; and

               (2) To amend the Company's 1991 Stock Option Plan to delete the requirement for members of the committee administering the Plan to be "disinterested," as defined by former SEC Rule 16b-3, and reducing the number of required members from three to two; and

               (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

               The Board of Directors has fixed the close of business on April 4, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

               Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                         By the Order of the Board of Directors



                                         BOB MARLOWE, Secretary

Gallatin, Tennessee
April 30, 1997

               YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                 SHOLODGE, INC.
                              217 WEST MAIN STREET
                            GALLATIN, TENNESSEE 37066
                                 (615) 452-7200



                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 ---------------

               The accompanying proxy is solicited by the Board of Directors of ShoLodge, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 30, 1997, and any adjournments thereof, notice of which is attached hereto. This Proxy Statement and form of proxy are being mailed to shareholders on or about April 30, 1997.

               The purposes of the Annual Meeting are to elect one Class III director, to amend the Company's 1991 Stock Option Plan to delete the requirement for members of the committee administering the Plan to be "disinterested," as defined by former SEC Rule 16b-3, and reducing the number of required members from three to two, and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

               A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE AND FOR THE AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN.

               The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

               The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company's regularly retained investor relations firm, Corporate Communications, Incorporated, may also be called upon to solicit proxies by telephone and mail.

                        VOTING SECURITIES AND PROCEDURES

               The Board of Directors has fixed the close of business on April 4, 1997 as the record date for the Annual Meeting. Only record holders of the Company's stock at the close of business on that date will be entitled to notice of and a vote at the Annual Meeting. On the record date, the Company had outstanding 8,233,985 shares of common stock, no par value, (the "Common Stock") held of record by approximately 82 shareholders. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held which may be given in person or by proxy duly authorized in writing.

               The director shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Thus, an abstention from voting on the director's election will not affect the outcome of that vote while an abstention on any other matter submitted to a shareholder vote is equivalent to a vote against the matter. Non-votes by brokers holding shares as nominees are disregarded in determining the number of affirmative votes required for a matter's approval.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

               The following table sets forth certain information as of April 1, 1997 (except as otherwise noted) concerning persons who are the beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock and the Company's directors, its executive officers named in the Summary Compensation Table, below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

==========================================================================================================
                                                                     COMMON STOCK
----------------------------------------------------------------------------------------------------------
                                                 NUMBER OF SHARES
               NAME OF OWNER                   BENEFICIALLY OWNED(1)      PERCENT OF OUTSTANDING SHARES
----------------------------------------------------------------------------------------------------------
Leon Moore(2)(3)                                             2,596,666                30.5%
     217 West Main Street
     Gallatin, Tennessee
----------------------------------------------------------------------------------------------------------
Massachusetts Financial Service Company(4)                   1,016,764                12.3
     500 Boylston Street
     Boston, Massachusetts  02116
----------------------------------------------------------------------------------------------------------
Richard L. Johnson(2)(5)                                       728,352                 8.8
     217 West Main Street
     Gallatin, Tennessee
----------------------------------------------------------------------------------------------------------
Wellington Management Company(6)                               636,688                 7.7
     75 State Street
     Boston, Massachusetts 02109
----------------------------------------------------------------------------------------------------------
Montgomery Asset Management, L.P.(7)                           614,737                 7.5
     101 California Street
     San Francisco, CA 94111
----------------------------------------------------------------------------------------------------------
Brinson Partners, Inc.(8)                                      559,200                 6.8
     209 South LaSalle Street
     Chicago, IL 60604-1295
----------------------------------------------------------------------------------------------------------
Michael A. Corbett(9)                                            5,000                 0.1
----------------------------------------------------------------------------------------------------------
Earl H. Sadler                                                  70,000                 0.9
----------------------------------------------------------------------------------------------------------
Bob Marlowe(10)                                                 34,500                 0.4
----------------------------------------------------------------------------------------------------------
Helen L. Moskovitz(11)                                           5,912                 0.1
----------------------------------------------------------------------------------------------------------
James M. Grout(12)                                               9,000                 0.1
----------------------------------------------------------------------------------------------------------
John C. Buttolph(13)                                             7,900                 0.1
----------------------------------------------------------------------------------------------------------
All executive officers and directors as a group              2,753,978                32.1%
(8 persons) (3)(9)(10)(11)(12)(13)
==========================================================================================================


(1) Pursuant to applicable rules promulgated by the Securities and Exchange Commission, a person is deemed the beneficial owner of those shares not outstanding which are subject to options, warrants, rights or commission privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 703,352 shares which Mr. Johnson has the presently exercisable option to acquire from Mr. Moore at a purchase price of $5.02 per share as of April 1, 1997. The option from Mr. Moore is exercisable at any time through December 11, 1997, but terminates earlier in certain events.

(3) Includes 275,000 shares as to which Mr. Moore holds presently exercisable options out of a total of 333,333 shares covered by options granted to Mr. Moore under the Company's 1991 Stock Option Plan.

(4) As of December 31, 1996, based upon a Schedule 13G provided to the Company by Massachusetts Financial Service Company on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes 919,333 shares as to which the reporting person had sole voting power and 1,016,764 shares as to which the reporting person had sole dispositive power.

(5) Includes 25,000 shares as to which Mr. Johnson holds presently exercisable options out of a total of 25,000 shares covered by options granted to Mr. Johnson under the Company's 1991 Stock Option Plan.

(6) As of December 31, 1996, based upon a Schedule 13G provided to the Company by Wellington Management Company on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and 636,688 shares as to which the reporting person had sole dispositive power.

(7) As of December 31, 1996, based upon a Schedule 13G provided to the Company by Montgomery Asset Management, L.P. Includes 499,937 shares as to which the reporting person had sole voting power and 614,737 shares as to which the reporting person had sole dispositive power.

(8) As of December 31, 1996, based upon a Schedule 13G provided to the Company by Brinson Partners, Inc. On behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and zero shares as to which the reporting person had sole dispositive power.

(9) Shares as to which Mr. Corbett holds presently exercisable options out of a total of 45,000 shares covered by options granted to Mr. Corbett under the Company's 1991 Stock Option Plan.

(10) Shares as to which Mr. Marlowe holds presently exercisable options out of a total of 65,833 shares covered by options granted to Mr. Marlowe under the Company's 1991 Stock Option Plan.

(11) Includes 4,432 shares owned by Mrs. Moskovitz's husband, as to which Mrs. Moskovitz disclaims beneficial ownership.

(12) Includes 5,000 shares as to which Mr. Grout holds presently exercisable options out of a total of 45,000 shares covered by options granted to Mr. Grout under the Company's 1991 Stock Option Plan.

(13) Shares as to which Mr. Buttolph holds presently exercisable options out of a total of 23,166 shares covered by options granted to Mr. Buttolph under the Company's 1991 Stock Option Plan.

                              ELECTION OF DIRECTORS

      Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes, each of which serves a term of three years. The term of the one Class III director expires at this Annual Meeting, while the terms of the Class I directors expire at the next annual meeting and the terms of the Class II directors expire at the annual meeting of shareholders in the following year. Leon Moore currently serves as the sole Class III director. He has been nominated for election to a three-year term expiring at the annual meeting of shareholders to be held in 2000.

      Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as a director of the Class III nominee. He has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that the nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute as shall be designated by the current Board of Directors.

      The following table contains certain information concerning the directors and executive officers of the Company, including each nominee, which information has been furnished to the Company by the individuals named.

                                                          Position (Expiration of Term as         Year First Elected
                                                          -------------------------------         ------------------
                    Name                       Age                   Director)                         Director
                    ----                       ---                   ---------                         --------
Leon Moore(1)...............................    56     President, Chief Executive Officer,               1976
                                                       Director (1997)

Richard L. Johnson..........................    56     Executive Vice President, Director                1984
                                                       (1999)

Bob Marlowe.................................    58     Chief Accounting Officer,                         1984
                                                       Secretary and Treasurer, Director
                                                       (1998)

Earl H. Sadler(1)(2)(3).....................    74     Director (1998)                                   1992

Helen L. Moskovitz(1)(2)(3) ................    60     Director (1999)                                   1995

James M. Grout..............................    52     Executive Vice President                          N/A

Michael A. Corbett..........................    45     Chief Financial Officer                           N/A

John C. Buttolph............................    68     Vice President - Franchising and                  N/A
                                                       Development

----------------------------------
(1)  Executive Committee member.
(2)  Audit Committee member.
(3)  Compensation Committee member.

The following is a brief summary of the business experience of each of the directors and executive officers of the Company, including the nominee.

                  LEON MOORE founded the Company in 1976 and has served as its President and Chief Executive Officer and a director since that time. Mr. Moore serves as Chairman of the Executive Committee. Mr. Moore has more than 25 years of experience in developing and operating lodging facilities and restaurants. He is also a director of Community Financial Group, Inc.

                  RICHARD L. JOHNSON has been Executive Vice President and a director of the Company since 1984. Before joining the Company in 1984, Mr. Johnson was a Vice President and Manager of the Industrial and Commercial Group -- Municipal Finance Section with J.C.
Bradford & Co.

                  BOB MARLOWE has been Chief Accounting Officer, Secretary and Treasurer since November 1995 and a director of the Company since 1984. From 1984 to November 1995 he served as Chief Financial Officer, Secretary and Treasurer. Mr. Marlowe is a certified public accountant. Before joining the Company in 1984, he was the Senior Vice President and director of financial management with United Southern Bank.

                  EARL H. SADLER has been an owner of Sadler Brothers Trucking and Leasing Company, Inc. since 1948. Mr. Sadler joined the Company's Board of Directors in 1992, and is Chairman of the Compensation Committee.

                  HELEN L. MOSKOVITZ has been the President of Helen L. Moskovitz & Associates, Inc., a destination management company, since 1979. Mrs. Moskovitz joined the Company's Board of Directors in 1995.

                  JAMES M. GROUT was elected Executive Vice President of the Company on April 27, 1995. From March 13, 1995 until April 27, 1995, Mr Grout was employed by the Company as director of development. He was employed by Shoney's, Inc. from 1980 until January 1995 in its hotel operating division, most recently as President of Shoney's Division from February 1994 until January 1995.

                  MICHAEL A. CORBETT was elected Chief Financial Officer of the Company on October 31, 1995. He served as Treasurer of Genesco, Inc., a footwear apparel manufacturer, from October 1993 until September 1995. From July 1989 to October 1993, Mr. Corbett was managing director of Highland Capital Corporation, a consulting and advisory company to Fortune 500 clients in the textile, healthcare, high technology, insurance and financial service industries.

                  JOHN C. BUTTOLPH was elected Vice President--Franchising and Development for the Company in May 1993. Prior to that time he was Vice President of Suites of America, Inc. from September 1991. Before joining Suites of America, Inc., he was Vice President of Prime Motor Inns, Inc. from April 1989 to September 1991. Prime Motor Inns, Inc. filed for protection under Chapter XI of the United States Bankruptcy Code in 1990 and emerged from the proceeding in 1992 as Prime Hospitality Corp. From December 1986 to June 1990 he was senior vice president of Howard Johnson Franchise Systems, Inc., a subsidiary of Prime Motor Inns, Inc.

                  The Company pays Mr. Sadler and Mrs. Moskovitz, its non-employee directors, each an annual retainer of $5,000 and $1,000 for each Board of Directors' and committee meeting they attend.

                  The Board of Directors has an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and the internal auditors and reviewing various Company policies including those related to accounting and internal controls matters. The Committee met one time in the fiscal year ended December 29, 1996.

                  The Board of Directors has a Compensation Committee for the purpose of setting officers' salaries, formulating bonuses for the Company's management and administering the Company's stock incentive plans. The Committee met two times in the fiscal year ended December 29, 1996.

                  The Board of Directors held seven meetings and took action by unanimous written consent without a meeting, as permitted by the Company's Bylaws and the Tennessee Business Corporation Act, two times during the fiscal year ended December 29, 1996. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of the committee or committees on which they served that were held during the year.


                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

                  The following table summarizes compensation earned by or paid to the Company's Chief Executive Officer and the Company's five other executive officers who earned $100,000 or more for the Company's last three fiscal years (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                             Annual                        Long Term
                                                          Compensation                Compensation Awards
      Name and Principal Position           Year           Salary ($)     Bonus ($)        Options (#)
      ---------------------------           ----           ----------     ---------        -----------
Leon Moore,                                 1996            348,333         125,000             83,333(1)
President, Chief Executive Officer          1995            340,000         100,000             25,000
                                            1994            325,000         100,000                  0

Richard L. Johnson,                         1996            123,333               0                  0
Executive Vice President                    1995            120,000               0                  0
                                            1994            120,000               0                  0

John C. Buttolph,                           1996            114,120          25,000             23,166(1)
Vice President, Franchising and             1995            110,000          20,000              7,500
Development                                 1994            110,000          20,000                  0

Bob Marlowe,                                1996            113,928          25,000             40,833(1)
Secretary, Treasurer and                    1995            118,474          20,000              7,500
Chief Accounting Officer                    1994             78,491          25,000                  0

James M. Grout,                             1996            125,891          25,000             45,000(1)
Executive Vice President                    1995             90,391          20,000             25,000

Michael A. Corbett                          1996           116,717          25,000            20,000
Chief Financial Officer                     1995            29,616          25,000            25,000

-----------------------

                  (1) Includes previously granted options which were repriced on July 31, 1996.

                  The following table sets forth the number of stock options granted to the Named Executive Officers during the fiscal year ended December 29, 1996 and the potential realizable value of the options granted, assuming the market price of the Common Stock appreciates from the date of the options' grant to their expiration date at the specified annual rates.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                    Individual Grants
---------------------------------------------------------------------------
                                                                                                  Potential Realizable
                            Number of        Percent of                                           Value at Assumed
                           Securities       Total Options                                       Annual Rates of Stock
                           Underlying        Granted to        Exercise                        Price Appreciation for
                             Options        Employees in         Price        Expiration              Option Term
          Name             Granted(1)        Fiscal Year       ($/Share)         Date           ------------------------
          ----             ----------        -----------       ---------         ----
                                                                                                5%($)         10%($)
                                                                                                -----         ------
Leon Moore                    25,000           8.6%                13.00         7/31/06        204,391          517,966
                              33,333(2)       11.4%                13.00         12/7/03        185,554          436,440
                              25,000(2)        8.6%                13.00         4/27/05        171,979          420,433

Richard L. Johnson              --             --                   --             --             --               --

John C. Buttolph               5,000           1.7%                13.00         7/31/06         40,878          103,593
                              10,666(2)        3.7%                13.00         12/7/03         59,374          139,653
                               7,500(2)        2.6%                13.00         4/27/05         51,594          126,130

Bob Marlowe                   20,000           6.9%                13.00         7/31/06        163,513          414,373
                              13,333(2)        4.6%                13.00         12/7/03         74,221          174,573
                               7,500(2)        2.6%                13.00         4/27/05         51,594          126,130

James M. Grout                20,000           6.9%                13.00         7/31/06        163,513          414,373
                              25,000(2)        8.6%                13.00         4/27/05        171,979          420,433

Michael A. Corbett            20,000           6.9%                13.00         7/31/06        163,513          414,373

--------------------------------

                  (1) All options were granted or repriced, as applicable, on July 31, 1996 pursuant to the Company's 1991 Stock Option Plan. The options have a term of 10 years and vest at the rate of 20% per year, commencing one year from the date of grant. Although the 1991 Stock Option Plan allows the grant of stock appreciation rights, no such rights have been granted to date.

                  (2) Reflects previously granted options which were repriced on July 31, 1996, but retained their original expiration dates.

                  The following table summarizes certain information regarding stock options exercised during the fiscal year ended December 29, 1996 and unexercised stock options granted by the Company pursuant to its 1991 Stock Option Plan to the Named Executive Officers and held by them at December 29, 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                            Number of            Value of
                                                           Unexercised         Unexercised
                                                          Options Held         In-the-Money
                              Shares                           at               Options at
                             Acquired                     December 29,         December 29,
                                on           Value            1996               1996(1)
                             Exercise      Realized       (Exercisable/       (Exercisable/
          Name                 (#)            ($)        Unexercisable)       Unexercisable)
          ----                -----          -----       --------------       --------------



Leon Moore                       0              0           275,000/           $1,087,500/
                                                             58,333                     0
Richard L. Johnson               0              0            25,000/              108,750/
                                                                  0                     0
John C. Buttolph                 0              0             7,900/                    0/
                                                             15,266                     0
Bob Marlowe                      0              0            34,500/              108,750/
                                                             31,333                     0
James M. Grout                   0              0             5,000/                    0/
                                                             40,000                     0
Michael A. Corbett               0              0             5,000/               19,375/
                                                             40,000                77,500


                  (1) Based on the last reported sale price as reported by The Nasdaq Stock Market (National Market System) on December 27, 1996 ($12 3/4).

REPORT ON REPRICING OF OPTIONS

                  On July 31, 1996, the compensation committee (the "Committee") of the board of directors approved the repricing of certain outstanding stock options which had an exercise price in excess of the market price of the Company's common stock at the time of repricing. All of the unexercised options that had been granted to officers and other employees in December 1993 and April 1995 were repriced. The following table sets forth certain information concerning outstanding stock options held by the Company's executive officers that were repriced during fiscal 1996 which has been the only repricing of options held by any executive officer of the Company during the last ten completed fiscal years:

                          10-YEAR OPTION/SAR REPRICINGS


                                                                                                                   Length of
                                        Number of                                                                  Original
                                       Securities        Market Price                                                Term
      Name and                         Underlying         of Stock at        Exercise              New           Remaining at
     Principal           Date            Options            Time of        Price at Time        Exercise            Date of
      Position         Repriced         Repriced           Repricing       of Repricing           Price            Repricing
      --------         --------         --------           ---------       ------------           -----            ---------
Leon Moore,            7-31-96          33,333              $13.00            $17.16              $13.00            7.3 years
President, Chief       7-31-96          25,000              $13.00            $14.75              $13.00            8.7 years
Executive
Officer

John C.               7-31-96           10,666              $13.00            $17.16              $13.00            7.3 years
Buttolph,             7-31-96            7,500              $13.00            $14.75              $13.00            8.7 years
Vice President,
Franchising and
Development

Bob Marlowe,          7-31-96           13,333              $13.00            $17.16              $13.00            7.3 years
Secretary,            7-31-96            7,500              $13.00            $14.75              $13.00            8.7 years
Treasurer and
Chief
Accounting
Officer

James M.              7-31-96           25,000              $13.00            $14.75              $13.00            8.7 years
Grout,
Executive Vice
President

                  The Committee believed that the repricing of the options was in the best interests of the Company and its shareholders. The options had originally been issued under the Company's 1991 Stock Option Plan with exercise prices determined based on the market value of the Company's common stock on the date of original grant. The original exercise prices were $14.75 and $17.16. At the time of repricing the market price had declined to $13.00 per share. In the view of the Committee, the decline in the market price of the Company's common stock was due in part to factors beyond the control of any individual option holder. The Committee felt that the market price of the Company's common stock had decreased to a level at which the options were no longer fulfilling the Committee's desire to provide incentives to management in a manner that aligned management's compensation to shareholder values. The Committee considered granting additional options, but decided that in order to preserve the number of options available under the 1991 Stock Option Plan it was preferable to reprice the existing options. Thus, the option exercise prices were reset at $13.00 per share which was the market value of the common stock on the date of repricing. The terms of the options and the number of shares of common stock covered by the options was not revised.

April 24, 1997                          Compensation Committee:


                                        Earl H. Sadler, Chairman
                                        Helen M. Moskovitz

EMPLOYMENT AGREEMENT

                  Michael A. Corbett is employed by the Company under an employment agreement effective as of September 11, 1995 and continuing until September 11, 1996 (the "Corbett Employment Agreement"). The Corbett Employment Agreement is automatically renewable for successive one year terms unless either the Company or Mr. Corbett gives advance written notice of intent not to renew. The Corbett Employment Agreement will terminate upon Mr. Corbett's disability and may be terminated by either party for cause or, upon 45 days' notice, without cause. Upon termination or nonrenewal of the Corbett Employment Agreement, Mr. Corbett has agreed, for a period of three years, not to own or participate in any business involving the lodging industry within ten miles of a lodging facility owned or operated by the Company, and not to interfere with the Company's relationship with any other employee.

KEY EMPLOYEE SUPPLEMENTAL INCOME PLAN

                  Richard L. Johnson and Bob Marlowe are covered by a Key Employee Supplemental Income Plan. Under such plan, which is funded by insurance policies for which the Company paid premiums totaling approximately $22,800 in fiscal 1996, Messrs. Johnson and Marlowe are each to receive $40,000 per year for the 15 years following his retirement and $40,000 per year until his sixty-fifth birthday in case of disability, and his surviving spouse would receive $40,000 for ten years in case of his death prior to age 65. Pursuant to the Corbett Employment Agreement, the Company has agreed to add Michael A. Corbett to the Key Employee Supplemental Income Plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  Mr. Sadler, Ms. Moskovitz and a former director served on the Company's Compensation Committee during the fiscal year ended December 29, 1996. The former director was Mr. W. Craig Barber, Senior Executive Vice President and Chief Financial Officer of Shoney's Inc. ("Shoney's"). Currently the Compensation Committee consists of Mr. Sadler and Ms. Moskovitz. On October 25, 1996 the Company repurchased for $2.0 million in cash a warrant held by Shoney's Investments, Inc., an affiliate of Shoney's, to acquire 5% of the Company's common stock outstanding on the date of exercise of the warrant, exercisable through February 20, 1997. As of October 25, 1996, the warrant entitled Shoney's to acquire 559,589 shares of common stock. of which 437,703 warrants were in the money at an average price of $9.49. In addition, the Company paid to Shoney's $5.3 million in cash in exchange for (i) the cancellation by the Company of Shoney's right to receive a portion of the franchise fees collected by the Company equal, in substantially all cases, to 1.5% of 52 Shoney's Inns" gross revenues through October 1999 and 0.5% of the remaining and all future Shoney's Inns' gross revenues for the first ten years of their operations; (ii) the repurchase of all of the Company's Series A Redeemable Nonparticipating Stock and all of the Series A Redeemable Nonparticipating Stock of the Company's franchising subsidiary; (iii) the termination of Shoney's right of first refusal with respect to shares of common stock owned by Leon Moore, if he received an offer which would result in his owning less than 20% of the Company's outstanding common stock; and (iv) the amendment of the Company's License Agreement with Shoney's (the "License Agreement") to terminate certain of Shoney's approval rights over various aspects of the Company's franchise operations, including the selection of franchisees, the location and design of franchised facilities, the termination of individual franchisees, and the maximum fees which the Company may charge franchisees.

                  The Company continues as the exclusive franchisor of Shoney's Inns and Shoney's retains certain rights, including the right to approve the styles, shapes, colors and forms in which the "Shoney's Inn" and "Shoney's Inn & Suites" marks are displayed and the terms of the franchise agreements (other than the maximum fees and other financial terms thereof). Further, Shoney's retains the right to terminate the License Agreement under limited circumstances, including the bankruptcy of the Company, the failure to comply with the terms of the License Agreement and the failure to desist from conduct likely to impair Shoney's goodwill and reputation. As a result of the repurchase of the Company's Series A Redeemable Nonparticipating Stock, Shoney's no longer has the right to designate two members of the Company's board of directors. During fiscal 1996 until October 25, 1996, approximately $911,000 in franchise and royalty fees were paid to Shoney's.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

                  The Company's Compensation Committee was first appointed on January 15, 1992, in anticipation of the completion of the Company's initial public offering of its Common Stock in February 1992. During the fiscal year ended December 29, 1996, the Committee met two times. The purpose of the Committee is to establish policies regarding executive compensation, to determine executive compensation and to administer the Company's 1991 Stock Option Plan.

                  The Committee maintains the philosophy that the compensation of the Company's executives should be designed to motivate and reward executives for both short-term and long-term success of the Company, although neither base salaries nor bonuses are tied objectively to profits. The Company's executive compensation program has focused on the use of cash bonuses and grants of stock options to reward executives. Base salaries for executives, as a group, have not been increased significantly during the last three fiscal years.

                  Bonuses are set annually by the Committee based upon recommendations by the Chief Executive Officer and the Committee's subjective perception of each individual executive's previous and anticipated contribution to the Company's success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The actual individual bonus awards are not subject to specific measurement criteria.

                  The Company has traditionally used stock options as a long-term incentive program for its executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders. The Committee believes that stock ownership and stock options held by executive management encourage long-term performance, enhance shareholder value, and beneficially align management's interests with the interests of the Company's shareholders. The actual individual stock option awards, however, are not subject to specific measurement criteria. They are based on the Chief Executive Officer's recommendations and the Committee's subjective assessment of each executive's performance. Options are generally granted at the fair market value of the Company's common stock on the date of grant, exercisable in 20% intervals annually, commencing with the first anniversary date from the date of the grant, and generally expire 10 years after the grant date. Approximately 31% of the Company's Common Stock is beneficially owned by the executive officers.

                  In fiscal 1996 the Committee repriced options previously granted to certain executive officers and other employees, which options had exercise prices above the then current market price of the Company's common stock. See "Report on Repricing of Options," above.

                  Chief Executive Officer's Compensation. Mr. Leon Moore is the founder of the Company and has served as the Company's President and Chief Executive Officer since inception. Mr. Moore's compensation is based on the same factors and in the same manner as other executive officers. In determining Mr. Moore's compensation, the Committee relied on the same subjective criteria as used in determining the compensation of the other executive officers. Mr. Moore was paid a bonus of $125,000 in the first quarter of fiscal 1997 for his performance in fiscal 1996. In July 1996 the Committee granted to Mr. Moore options for 25,000 shares at an exercise price of $13.00 pursuant to the 1991 Stock Option Plan and repriced 58,333 options previously granted to Mr. Moore. While the amount of the bonus and stock options granted and repriced was not based on objective factors, the Committee believes that Mr. Moore's incentive compensation package for 1996 rewards Mr. Moore for his leadership during fiscal 1996 and aligns Mr. Moore's compensation with the interests of the Company's shareholders.

                  Section 162(m). Internal Revenue Code Section 162(m) limits deductions for certain executive compensation in excess of $1 million. The Compensation Committee believes that none of the compensation paid to the Named Executive Officers is in excess of the limit of deductibility to the Company under Section 162(m). Compensation as a result of options to be granted in the future under the Company's 1991 Stock Option Plan may not be deductible under
Section 162(m). The Committee will consider the deductibility of future compensation arrangements under Section 162(m) but deductibility will not be the sole factor used by the Committee in determining appropriate levels of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

April 24, 1997                          Compensation Committee:


                                        Earl H. Sadler, Chairman
                                        Helen M. Moskovitz

                                PERFORMANCE GRAPH

                  Commencing on February 12, 1992 (the first day during which the Company's Common Stock was publicly traded), the following graph demonstrates a 59 month comparison of cumulative total stockholder returns, on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (National Market) - U.S. Index and the Nasdaq Non-Financial Index. The table assumes $100 invested on February 12, 1992 in Common Stock of the Company, and the Nasdaq Stock Market (National Market) and the Nasdaq Non-Financial Stocks, on a dividend reinvested basis.



------------------------------------------------------------------------------------------------------------------
                      2/12/92         12/27/92         12/26/93         12/25/94        12/31/95         12/29/96
------------------------------------------------------------------------------------------------------------------
ShoLodge, Inc.        $100.00          $135.71         $200.89          $235.12          $113.10         $151.79
------------------------------------------------------------------------------------------------------------------
NASDAQ Stock
Market U.S.Index      $100.00          $103.80         $117.43          $116.92          $170.44         $210.04
------------------------------------------------------------------------------------------------------------------
NASDAQ Non-
Financial Index       $100.00          $97.41          $110.44          $108.03          $154.33         $191.03
------------------------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

                  During fiscal 1996 the Company purchased 12 vehicles from Northlake Auto Mall, Inc., a corporation owned by Leon Moore, the President and Chief Executive Officer and a director of the Company, for an aggregate purchase price of approximately $262,000.

                  During fiscal 1996, the Company sold approximately 175,600 shares of common stock of Community Financial Group, Inc., which were held as investment securities available-for-sale, to Leon Moore, who also serves as a director of Community Financial Group, Inc. The average cost of these securities to the Company was approximately $1,117,000 and the total cash proceeds received was approximately $1,847,000 resulting in a realized gain of $730,000. The total value received for these securities was based upon quoted market prices for the securities.

                  The Company is a party to certain agreements with Shoney's and certain of its subsidiaries. Until October 25, 1996, subsidiaries of Shoney's were the holders of more than 5% of the outstanding Common Stock and of all of the Company's outstanding Series A Stock, and had the right to elect two members of the Company's Board. See "Compensation Committee Interlocks and Insider Participation."

                  The Company purchases substantially all of its insurance, including directors and officers liability, general liability, casualty, and automobile coverage, through Marsh & McLennan, Inc., an insurance brokerage firm for whom the husband of Helen L. Moskovitz, a director of the Company, serves as an officer.

                  All transactions in which any director, officer or principal shareholder of the Company has, directly or indirectly, a material financial interest will be for a bona fide business purpose, on terms no less favorable to the Company than could be obtained from unaffiliated parties, and will be authorized by the vote of a majority of the disinterested directors or shareholders of the Company.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  As of the date this Proxy Statement is being mailed to shareholders the Board of Directors has not met to select a firm to serve as the Company's independent auditors for the 1997 fiscal year. Representatives of Deloitte & Touche, LLP, the Company's independent auditors for the 1996 fiscal year, are expected to be present at the shareholder's meeting and will be available to respond to appropriate questions.


                     AMENDMENT TO THE 1991 STOCK OPTION PLAN

                  The Company's 1991 Stock Option Plan (the "Plan") is intended to provide incentives to officers, employees and directors and to attract qualified individuals for employment with the Company. Current and future grants of stock options pursuant to the Plan entitle the holders to purchase shares of the Company's Common Stock at its fair market value as of the date of grant. As of April 4, 1997, approximately 50 persons were eligible to be granted options under the Plan.

                  In April 1996, the Board of Directors amended the Company's Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock reserved for issuance under the Plan from 616,667 to 900,000 shares.

                  Stock options granted under the Plan generally vest over a five-year period beginning with the date of grant, expire ten years from the date of grant or 30 days after termination of employment with the Company, if earlier, and are nontransferable except by will or pursuant to the laws of descent and distribution. If any option terminates or expires without having been exercised in full, the stock not purchased under such option shall be available for the purposes of the Plan.

                  For federal income tax purposes, a participant will not recognize income upon the grant of an option or at any time prior to exercise. In addition, there are no federal income tax consequences to the Company prior to exercise. Upon exercise, the amount by which the fair market value of the Common Stock exceeds the exercise price on the date the option is exercised will be taxable to the participant as ordinary income. If a participant is subject to liability under the "short-swing" profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, the date on which the participant recognizes income and the date on which the Common Stock is valued for purposes of determining the amount of the participant's income, under certain circumstances, may be deferred until the restrictions lapse. The Company will be entitled to a compensation expense deduction for tax purposes in an amount equal to the income received by the participant in the same taxable year.

                  The following table sets forth certain information with respect to stock options granted and exercised under the Plan from inception to December 29, 1996:

                                              OPTIONS GRANTED                               OPTIONS EXERCISED
                                              ---------------                               -----------------
                                                                AVERAGE                             AVERAGE             NET
                                                               EXERCISE                            EXERCISE            VALUE
          NAME OF INDIVIDUAL OR              SHARES              PRICE              SHARES           PRICE           REALIZED
   NUMBER OF PERSONS IN GROUP                  (#)             ($/SHARE)              (#)          ($/SHARE)            ($)
-------------------------------            -----------       -------------        -----------      ---------       --------
Leon Moore, President and Chief
Executive Officer.......................    333,333             $ 9.55                0                0                0

Richard L. Johnson, Executive
Vice President..........................     25,000             $ 8.40                0                0                0

John C. Buttolph, Vice President -
Franchising and Development.............     25,833             $13.00              2,667           $17.16            $8,238

Bob Marlowe, Chief Accounting
Officer, Secretary and Treasurer........     65,833             $11.25                0                0                0

James M. Grout, Executive Vice
President...............................     45,000             $13.00                0                0                0

Michael A. Corbett, Chief
Financial Officer.......................     45,000             $10.71                0                0                0

All current executive officers as a
  group (6 persons).....................    449,999             $10.51              2,667           $17.16            $8,238

All directors who are not executive
  officers as a group (2 persons).......        0                  0                  0                0                0

All employees who are not                   185,509             $12.41             18,694           $ 8.81             N/A
executive officers as a group
  (51 persons)..........................

                  As of April 4, 1997, the closing price of the Company's Common Stock was $12.25 per share.

PROPOSED AMENDMENT

                  The Plan is administered by the Compensation Committee of the Board. Currently the Plan requires that the committee administering the Plan must consist of three non-employee directors each of whom is "disinterested" as that term was defined under Rule 16b-3 of the Securities and Exchange Commission in effect at the time the Plan was first adopted. Since adoption of the Plan, Rule 16b-3 has been amended to delete the requirement for, and definition of, "disinterested" persons on the administering committee of stock option plans. In addition, the current composition of the board does not include three members who would qualify as "disinterested" under the prior definition of such term in former Rule 16b-3. Therefore, the Company has proposed that the Plan be amended to delete the requirement for all members of the administering committee to be "disinterested" and reduce the required number of members from three to two. The Compensation Committee currently consists of Earl H. Sadler and Helen L. Moskovitz. The Board of Directors has no present plans to change the composition of the Compensation Committee.

                  The first sentence of Section 5 of the Plan currently states:
"The Plan shall be administered by a Committee appointed by the Board and shall consist of three non-employee directors, all of whom are (and for at least one year have been) ineligible to participate in the Plan, or any other plan of the Company which provides for the acquisition by its participants of shares of Common Stock, stock options or stock appreciation rights and in no event shall include a person unless such person is a disinterested person within the meaning of Rule 16b-3 of the Exchange Act."

                  The proposed amendment to the Plan would principally revise the first sentence of Section 5 to state: "The Plan shall be administered by a Committee appointed by the Board and shall consist of at least two directors."

                  A copy of the proposed amendment to the 1991 Stock Option Plan is attached hereto as Exhibit A and incorporated herein by reference.

STOCKHOLDER RATIFICATION

                  Ratification of the amendment to the Plan requires the affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting. See "Voting Securities and Procedures."

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE PLAN.


                            PROPOSALS OF SHAREHOLDERS

                  Shareholders intending to submit proposals for presentation at the next Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Bob Marlowe, Secretary, ShoLodge, Inc., 217 West Main Street, Gallatin, Tennessee 37066. Proposals must be in writing and must be received by the Company prior to January 1, 1998. Proposals should be sent to the Company by certified mail, return receipt requested.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1996, all of its officers, directors, and greater than ten percent beneficial owners complied with their filing requirements, except for one late Form 4 filing by Earl Sadler; a deficient Form 3 filing by Helen L. Moskovitz and one late Form 5 filing each by Messrs. Moore, Buttolph, Marlowe, Grout and Corbett relating to the grant of, and repricing of, exempt stock options on July 31, 1996.

                   Exhibit A to ShoLodge, Inc. Proxy Statement


                               SECOND AMENDMENT TO

                      SHOLODGE, INC. 1991 STOCK OPTION PLAN

                  This Second Amendment to the ShoLodge, Inc. 1991 Stock Option Plan (the "Plan") has been approved by the board of directors of ShoLodge, Inc. and ratified by the shareholders of ShoLodge, Inc. at the annual meeting of shareholders held on May 30, 1997.

                  1. Section 5 of the Plan is hereby deleted in its entirety and replaced with the following:

                     The Plan shall be administered by a Committee appointed by the Board and shall consist of at least two directors. The Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to determine from time to time the individuals in the eligible group to whom Options shall be granted and the purchase price of the shares covered by each proposed Option; to determine the purchase price of the shares covered by each Option and the time or times at which Options shall be granted; to interpret the Plan; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; and to make all other determinations necessary or advisable for the administration of the Plan.


                  2. Except as amended above, the Plan shall remain in full force and effect.

                  IN WITNESS WHEREOF, this Second Amendment to the ShoLodge, Inc. 1991 Stock Option Plan is adopted effective on the date of its ratification by the shareholders of ShoLodge, Inc.




                                            SHOLODGE, INC.

                                            By:
                                                 ------------------------------
                                            Its:
                                                 ------------------------------

                                                                     APPENDIX A


                                 SHOLODGE, INC.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 9:00 A.M, CDT, ON MAY 30, 1997.

                  The undersigned hereby appoints Bob Marlowe and James M. Grout, and each of them, attorneys and proxies with full power of substitution to vote in the name of, and as proxy for, the undersigned all the shares of common stock of ShoLodge, Inc. (the "Company") held of record by the undersigned on April 4, 1997, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., CDT, on May 30, 1997, at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee, and at any adjournment thereof.

(1) To elect the following nominee as the Class III director to hold office for a term of three years and until his successor is elected and qualified.

                  Leon Moore

                  ____     FOR the nominee listed above
                  ____     WITHHOLD AUTHORITY to vote for the nominee

(2) To amend the Company's 1991 Stock Option Plan to delete the requirement for members of the committee administering the Plan to be "disinterested," as defined by former SEC Rule 16b-3, and reducing the number of required members from three to two.

                  ____     FOR

                  ____     AGAINST


(3) In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.


PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PARAGRAPH (1) AND FOR THE AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN REFERRED TO IN PARAGRAPH (2).

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

Date:             , 1997.          --------------------------------------------
     -------------                          Signature


                                   --------------------------------------------
                                             Signature

(When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. If shareholder is a partnership, please sign in partnership name by authorized persons. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.